                    		CREDIT AND SECURITY AGREEMENT
                       	Dated as of May 17, 1996

             The Sportsman's Guide, Inc., a Minnesota corporation (the "Borrower"), and Norwest Business Credit, Inc., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                ARTICLE I

                               Definitions
                               -----------

       Section I.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

             (a)	the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

           		(b)	all accounting terms not otherwise defined herein have the
       meanings assigned to them in accordance with generally accepted accounting principles.

           		"Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

           		"Advance" means an advance to the Borrower by the Lender under the Credit Facility.

           		"Affiliate" or "Affiliates" means any Person controlled by,
       controlling or under common control with the Borrower, including
       (without limitation) any Subsidiary of the Borrower.  For purposes of this definition, "control," when used with respect to any specified
       Person, means the power to direct the management and policies of such
       Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

           		"Agreement" means this Credit and Security Agreement, as amended from time to time.

		           "American Express" means American Express Travel Related Services
       Company, Inc., and its subsidiaries, affiliates and licensees that issue American Express credit cards.

           		"Banking Day" means a day other than a Saturday on which banks are generally open for business in Minneapolis, Minnesota.

             "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

           		"Book Net Worth" means, as of the date of determination, Total
       Assets minus Indebtedness.

             "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of

           		(a)  the Commitment, or

           		(b)  the sum of

                 			(i)	80% of Eligible E-Z Pay Plan Accounts, plus

                 			(ii)	for and during each month of each calendar year (or
                         portion thereof) during the term hereof, the lesser
                         of (A) the following percentages of Eligible
                         Inventory or (B) the following dollar amounts:

                             		    The lesser of the
	             For the	           following percentage	   Or the following
            	Month(s) of	        of Eligible Inventory	   Dollar Amount
             -----------         ---------------------   ----------------
            	January, February	           50%	            $  6,000,000
            	and March
            	April	                       50%	            $  7,000,000
            	May	                         60%	            $ 10,000,000
            	June	                        75%	            $ 10,000,000
            	July and August	             65%	            $ 10,000,000
            	September	                   60%            	$ 10,000,000
            	October	                     55%	            $ 10,000,000
            	November           	         50%	            $ 10,000,000
            	December	                    50%	            $  6,000,000
			                                                               less
                                                                  ----

			                 (iii)	100% of Customer Liabilities.

             "Capital Expenditures" means, for any specified period, the aggregate of all gross expenditures during such period for the purchase or construction of capital assets, or for improvements, replacements, substitutions or additions therefor or thereto, which are required to be capitalized on the balance sheet, including the balance sheet amount of any lease obligations incurred during such period.

           		"Clean Period" shall have the meaning specified in Section 6.15 hereof.

             "Collateral" means all of the Equipment, General Intangibles, Inventory and Receivables, together with all substitutions and replacements for and products of any of the foregoing and together with proceeds of any and all of the foregoing and, in the case of all tangible Collateral, together with all accessions and together with
       (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

           		"Collateral Account" has the meaning specified in Section 4.1(d)
       hereof.

           		"Commitment" means $10,000,000, unless said amount is reduced pursuant to Section 2.9(c) hereof, in which event it means the amount to which said amount is reduced.

           		"Credit Card Agreement" means an agreement executed by the Borrower and each Third Party Credit Card Processor pursuant to which the Third Party Credit Card Processor agrees, among other things, to transfer, via ACH or wire transfer, on a daily basis, to an account to be determined by the Lender (and maintained on terms and conditions acceptable to the Lender), all proceeds of Collateral received by such Third Party Credit Card Processor on the previous day, and agrees that the Lender will have the right to submit charges against the credit card accounts of the Borrower's customers even though the Lender is not the merchant from whom the underlying goods were purchased.

           		"Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article II hereof.

           		"Customer Liabilities" means, at any time and subject to change from time to time in the Lender's sole discretion, the sum of (i)
       customer deposits (which shall mean the sum of (I) payments received by the Borrower for items on backorder, plus (II) check and credit card credits pending, plus (III) vendor drop ship (check received, vendor shipping) plus (IV) credit card holds for investigation, plus (V)
       tickets issued, (not shipped)), plus (ii) pending customer refunds, plus (iii) deferred gift certificate income, plus (iv) the greater of the Borrower's actual reserve for outstanding coupons or $10,000, plus
       (v) deferred G.O. buyers club membership fees, plus (vi) any other liabilities of the Borrower to its customers, other than the Borrower's return reserve.

             "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

           		"Default Rate" means at any time two percent (2%) over the Floating Rate, which Default Rate shall change when and as the Floating Rate changes.

           		"Eligible E-Z Pay Plan Accounts" means all unpaid E-Z Pay Plan
       Accounts, net of any credits, except the following shall not in any event be deemed Eligible E-Z Pay Plan Accounts:

                    (1)	That portion of E-Z Pay Plan Accounts that have been
             declined by a Third Party Credit Card Processor, and any subsequent installments payable in connection with such E-Z Pay Plan Accounts;

                 			(2)	That portion of E-Z Pay Plan Accounts that are
             disputed or subject to a claim of offset or a contra account, and any subsequent installments payable in connection with such
             E-Z Pay Plan Accounts;

                 			(3)	That portion of E-Z Pay Plan Accounts not yet earned
             by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                 			(4)	E-Z Pay Plan Accounts owed by any unit of government,
             whether foreign or domestic (provided, however, that there shall be included in Eligible E-Z Pay Plan Accounts that portion of
             Accounts owed by such units of government with respect to which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such E-Z Pay Plan Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                 			(5)	E-Z Pay Plan Accounts owed by an account debtor
             located outside the United States;

                 			(6)	E-Z Pay Plan Accounts owed by an account debtor that
             is the subject of bankruptcy proceedings or has gone out of business;

                 			(7)	E-Z Pay Plan Accounts owed by a shareholder,
             subsidiary, Affiliate, officer or employee of the Borrower;

                  		(8)	E-Z Pay Plan Accounts not subject to a duly perfected
             security interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

                 			(9)	That portion of E-Z Pay Plan Accounts that have been
             restructured, extended, amended or modified, and any subsequent installments payable in connection with such E-Z Pay Plan
             Accounts;

                 			(10)	That portion of E-Z Pay Plan Accounts that
             constitutes finance charges, service charges or sales or excise taxes; and

                 			(11)	E-Z Pay Plan Accounts, or portions thereof, otherwise
             deemed ineligible by the Lender in its sole discretion.

            	"Eligible Inventory" means all inventory of the Borrower, at the ower of cost or market value as determined in accordance with generally accepted accounting principles; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                 			(1)	Inventory that is:  in-transit; located at any
             warehouse or other premises not approved by the Lender in
             writing; located outside of the states, or localities, as
             applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such inventory;
             covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment to or from any other person or subject to any bailment;

                 			(2)	Samples, supplies, packaging or parts inventory;

                 			(3)	Capitalized labor, returns or freight costs;

                 			(4)	Inventory that is damaged, slow moving (Inventory
             shall be deemed to be slow moving if less than ten (10) of such items of Inventory have been sold in the last nine (9) months), obsolete, discontinued or not currently saleable in the normal course of the Borrower's operations;

                 			(5)	Inventory that the Borrower has returned, has
             attempted to return, is in the process of returning or intends to return to the vendor thereof;

                 			(6)	Inventory that is subject to a security interest in
             favor of any Person other than the Lender; and

                 			(7)	Inventory otherwise deemed ineligible by the Lender
             in its sole discretion.

           		"Environmental Laws" has the meaning specified in Section 5.12 hereof.

           		"Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the
     Borrower.

           		"ERISA" means the Employee Retirement Income Security Act of
     1974, as amended.

           		"Event of Default" has the meaning specified in Section 8.1
     hereof.

           		"Excess Availability" means, as of the date hereof, the Borrowing
     Base minus (i) the outstanding and unpaid Advances plus the L/C Amount
     (which Advances shall be in an amount sufficient to pay (a) in full the
     Borrower's existing primary lender, (b) the Borrower's accounts payable to the extent necessary so that no such accounts payable shall be more than 34 days past due as of the date hereof, and (c) the

      Borrower's accounts payable to the extent necessary so that none of the Borrower's existing vendors will require the Borrower to pay on a "cash-on-delivery" basis (other than those vendors that require "cash-on'delivery" payments in the normal course of their business in connection with the sale to the Borrower of "close-out" items, so long as such vendors require "cash-on-delivery" payments with respect to such "close-out" items only)) and minus (ii) the amount of the Borrower's book overdraft as of the date hereof.

             "E-Z Pay Plan Accounts" means all Accounts when the Borrower's customer has elected to have the Borrower bill the customer's credit card for one-fourth of the customer's total order at the time of purchase, and for the balance of the customer's total order in three (3) equal monthly installments over the three (3) months following the date of purchase.

           		"Floating Rate" means an annual rate equal to the sum of the Base
      Rate plus one and one-half percent (1.5%), which Floating Rate shall change when and as the Base Rate changes; provided, that, on the first day of the month in which the Lender receives the Borrower's annual audited financial statements during each year during the term hereof, and so long as no Default or Event of Default shall have occurred, the
      Floating Rate shall be adjusted, effective as of the first day of the month in which such statements are received, in accordance with the following schedule:

             Borrower's Leverage Ratio as of
		           December 31 (based upon audited
      		     financial statements of the Borrower
		           for the fiscal year then ending):      		Interest Rate
             ------------------------------------     -------------
           		a.	greater than 3.0 to 1.0			            Base + 1.50%
     	      	b.	greater than 2.75 to 1.0 but
      			        less than 3.0 to 1.0			              Base + 1.25%
     	      	c.	greater than 2.50 to 1.0 but
      			        less than 2.75 to 1.0			             Base + 1.00%
     	      	d.	greater than 2.25 to 1.0 but
      			        less than 2.50 to 1.0		             	Base + .75%
     	      	e.	greater than 2.0 to 1.0 but
			              less than 2.25 to 1.0			             Base + .50%
           		f.	less than 2.0 to 1.0				              Base

           		"General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

             "Guarantors" means Gary Olen, Chuck Lingen, Greg Binkley, Bill Luth, and Larry Popps.

           		"Indebtedness" means, collectively, (i) all items which, in
     accordance with generally accepted accounting principles, would be included on the liability side of a balance sheet as of the date on which Indebtedness is to be determined, excluding capital stock, surplus capital and retained earnings, (ii) all indebtedness secured by any mortgage, pledge, security interest or lien existing on property owned subject to such mortgage, pledge, security interest or lien, whether or not the indebtedness secured thereby shall have been assumed, (iii) all amounts representing the capitalization of rentals in accordance with generally accepted accounting principles, and (iv) all guaranties, endorsements and other contingent obligations.

            	"Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

             "Issuer" means the issuer of any Letter of Credit.

           		"Loan Documents" means this Agreement, the Note and the Security
     Documents, as any of the foregoing Loan Documents may be amended from time to time.

           		"L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

           		"L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

           		"Letter of Credit" has the meaning specified in Section 2.3
     hereof.

           		"Leverage Ratio" means (i) Indebtedness minus Subordinated Debt divided by (ii) Book Net Worth plus Subordinated Debt.

           		"Minimum Interest Charge" has the meaning specified in Section
     2.8(c) hereof.

           		"Net Income" means, for any specified period, the Borrower's net after-tax income for such period as determined in accordance with generally accepted accounting principles, consistently applied.

           		"Note" means the Revolving Note of the Borrower payable to the order of the Lender in substantially the form attached hereto as Exhibit
     A.

           		"Obligations" has the meaning specified in Section 3.1 hereof.

             "Obligation of Reimbursement" has the meaning specified in
     Section 2.4 hereof.

           		"Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

             "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower and covered by Title IV of ERISA.

           		"P.O. Box" means post office box no. 239 established by the
     Borrower at the United States Post Office located at 236 North Concord
     Exchange, South St. Paul, MN  55075 with the following address:

                        					P.O. Box No. 239
                        					411 Farwell Avenue South
                        					South St. Paul, MN 55075-2039

             "P.O. Box Agreement" means an agreement executed by the Borrower and filed with the United States Postal Service (the "Postal Service") pursuant to which the Borrower and the Postal Service agree that the Lender shall be entitled to remove all items delivered to the P.O. Box.

           		"Premises" means all premises where the Borrower conducts its business and has any rights of possession, including (without limitation)
     the premises legally described in Exhibit E attached hereto.

           		"Proposed Merger" means the proposed merger of the Borrower into
     Vista 2000, Inc. or an affiliate thereof.

           		"Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the
     Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

             "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

           		"Security Documents" means the Collateral Account Agreement, the
     P.O. Box Agreement, the Credit Card Agreements, the Subordination
     Agreements, and the Trademark Mortgage, each as described in Section 4.1 hereof.

           		"Security Interest" has the meaning specified in Section 3.1 hereof.

           		"Special Account" means a specified cash collateral account
     maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Sections 2.5 and
     3.6 hereof.

           		"Subordination Agreements" means all subordination agreements now or hereafter executed by any holders of Subordinated Debt including, without limitation, the Subordination Agreements (i) executed by the existing holders of Subordinated Debt, as of the date hereof, as described on Exhibit F attached hereto, in the aggregate principal amount of $3,413,000, and (ii) to be executed by Vista 2000, Inc. or an affiliate thereof in the event Vista 2000, Inc. or an affiliate thereof pays off the existing holders of Subordinated Debt in connection with the Proposed Merger.

           		"Subordinated Debt" means any and all present or future Indebtedness of the Borrower which is subordinated to the Obligations on terms and conditions, and pursuant to a Subordination Agreement in form and substance acceptable to the Lender in its sole discretion.

           		"Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and on or more
     Subsidiaries, or by one or more Subsidiaries.

             "Termination Date" means May 17, 1998.

             "Third Party Credit Card Processor" means First USA Merchants Services, Inc.

             "Total Assets" means, as of the date of determination, all assets of the Borrower as of such date which should propertly be classified as assets on a balance sheet of the Borrower, prepared in accordance with generally accepted accounting principles, consistently applied. Notwithstanding the foregoing definition of Total Assets, all unrealized appreciation and all increases in value shall be executed in determining the amount of Total Assets.

             "Trademark Mortgage" means the trademark mortgage executed and delivered by the Borrower to the Lender.

           		"UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.12 hereof as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.


                                  ARTICLE II

                   Amount and Terms of the Credit Facility
                   ---------------------------------------
     Section II.1 Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Advances to the Borrower from time to time during the period from the date hereof to and including the Termination Date, or the earlier date of termination in whole of the Credit Facility pursuant to Sections 2.9(a) or 8.2 hereof, in an aggregate amount at any time outstanding not to exceed the Borrowing Base less 50% of the L/C Amount, provided, however, that in no event shall the sum of the Advances plus the L/C Amount at any time exceed the Commitment. The Advances shall be secured by the Collateral as provided in Article III hereof and by any other collateral pursuant to the Security Documents. The Credit Facility shall be a revolving facility and it is contemplated that the Borrower will request Advances, make prepayments and request additional Advances. The Borrower agrees to comply with the following procedures in requesting Advances under this Section 2.1:

           (a) The Lender shall not make any Advance under this Section 2.1 if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances under this Section 2.1 or otherwise would exceed the Borrowing Base less 50% of the L/C Amount; provided, however, that in no event will the Lender make any Advance under this Section 2.1 if, after giving effect to such Advance, the sum of the outstanding and unpaid Advances plus the L/C Amount would exceed the Commitment.

           (b) Each request for an Advance under this Section 2.1 shall be made to the Lender prior to 1:00 p.m. (Minneapolis time) of the day of the requested Advance by the Borrower. Each request for an Advance may be in writing or by telephone, specifying the date of the requested Advance and the amount thereof, and shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person reasonably believed by the Lender to be an officer of the Borrower or such a designated agent.

           (c)   Upon fulfillment of the applicable conditions set forth in
     Article IV hereof, the Lender shall disburse loan proceeds by crediting the same to the Borrower's demand deposit account maintained with Norwest Bank Minnesota, National Association unless the Lender and the Borrower agree in writing to another manner of disbursement. Upon request of the Lender, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall be obligated to repay all Advances under this
     Section 2.1 notwithstanding the failure of the Lender to receive such confirmation and notwithstanding the fact that the person requesting the same was not in fact authorized to do so. Any request for an Advance under this Section 2.1, whether written or telephonic, shall be deemed to be a representation by the Borrower that (i) the condition set forth in
     Section 2.1(a) hereof has been met, and (ii) the conditions set forth in
     Section 4.2 hereof have been satisfied as of the time of the request.

    	Section II.2 Note. All Advances made by the Lender under this Article II shall be evidenced by and repayable with interest in accordance with the Note. The principal of the Note shall be payable as provided herein and on the earlier of the Termination Date or acceleration by the Lender pursuant to
Section 8.2 hereof, and shall bear interest as provided herein.

    	Section II.3  Issuance of Letters of Credit.

           (a)	The Lender agrees, on the terms and subject to the conditions herein set forth, to cause to be issued by an Issuer one or more documentary letters of credit for the account of the Borrower (each a "Letter of Credit") from time to time during the period from the date hereof until the earlier of the Termination Date or date the Credit Facility has been terminated pursuant to Section 8.2(a) hereof, in an aggregate amount at any time outstanding not to exceed the lesser of (a) $1,000,000 or (b) the Borrowing Base less the sum of (i) all outstanding and unpaid Advances hereunder and (ii) 50% of the L/C Amount; provided, however that in no event shall the sum of the Advances plus the L/C Amount at any time exceed the Commitment. Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into the Borrower and the Lender as co-applicants for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but in the event of inconsistency between the terms of any such L/C Application and the terms hereof, the terms hereof shall control.

         		(b)  No Letter of Credit shall be issued under this Section 2.3 if, after the issuance of such requested Letter of Credit, the sum of the face amounts of all issued and outstanding Letters of Credit would exceed the lesser of (i) $1,000,000 or (ii) the Borrowing Base less the sum of
     (I) all outstanding and unpaid Advances hereunder and (II) 50% of the L/C
     Amount; provided, that in no event shall any Letter of Credit be issued if, after the issuance of such requested Letter of Credit, the sum of the outstanding and unpaid Advances plus the L/C Amount would exceed the
     Commitment.

         		(c)	No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

           (d)	Any request for the issuance of a Letter of Credit under this
     Section 2.3 shall be deemed to be a representation by the Borrower that
     (i) the condition set forth in Section 2.3(b) hereof has been met, and
     (ii) the statements set forth in Section 4.2 hereof are correct as of the time of the request.

    	Section II.4 Payment of Amounts Drawn Under Letters of Credit. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer of any Letter of Credit for reimbursement of any and all draws thereunder and all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

           (a)	The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw, plus interest on all such amounts, charges and expenses as set forth below (all such amounts are hereinafter referred to, collectively, as the "Obligation of Reimbursement").

           (b)	The Borrower hereby agrees to pay the Lender on demand interest on all amounts, charges and expenses payable by the Borrower to the Lender under this Section 2.4, accrued from the date any such draft, charge or expense is paid by the Issuer until payment in full by the Borrower at the Default Rate.

If the Borrower fails to pay to the Lender promptly the amount of its Obligation of Reimbursement in accordance with the terms hereof and the L/C Application pursuant to which such Letter of Credit was issued, the Lender is hereby irrevocably authorized and directed, in its sole discretion, to make an Advance in an amount sufficient to discharge the Obligation of Reimbursement, including all interest accrued thereon but unpaid at the time of such Advance, and such Advance shall be evidenced by the Note and shall bear interest as provided in Section 2.8 hereof.

     Section II.5 Special Account. If the Lender terminates the Credit Facility pursuant to Section 8.2(a), or the Credit Facility is otherwise terminated for any reason whatsoever, or if the Note is prepaid in whole or in part (whether such payment is voluntary or mandatory) pursuant to Sections 2.9 or 2.10, while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the maximum aggregate amount available to de drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder. The Special Account shall be maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Borrower's Obligation of Reimbursement or any other Obligations, in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrower so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the

Borrower at such time as the Lender is required to release its security interest in the Special Account under applicable law.

             Section II.6  Increased Costs and Reduced Return.

           		(a)	If the Lender shall determine that, after the date hereof,
     the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the
     Issuer or the Lender or its parent corporation with any requirement or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject the Issuer or the Lender or its parent corporation to any tax, duty or other similar charge with respect to any Letter of Credit, the Advances or the Note or shall change the basis of taxation of payments to the Issuer or the Lender or its parent corporation of the Reimbursement Obligation, of the principal of or interest on the Advances or of any other amounts due under this Agreement in respect of any Letter of Credit, the Advances or the Note (except for any change in respect of any tax imposed on the overall income of the Issuer or the Lender or its parent (corporation); or

              			(ii)  shall impose, modify or deem applicable any reserve,
          special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, the Issuer or the Lender or its parent corporation or shall impose on the Issuer or the
          Lender or its parent corporation any other condition affecting any
          Letter of Credit, the Advances or the Note;

     and the result of any of the foregoing is to increase the cost to the Issuer or the Lender or its parent corporation of issuing or maintaining any Letter of Credit or of making or maintaining any Advances, or to reduce the amount of any sum received or receivable by the Issuer or the Lender or its parent corporation under the application and agreement pursuant to which the Letter of Credit was issued, this Agreement or the Note with respect thereto, by an amount deemed by the Lender or its parent corporation to be material, then upon demand by the Lendor, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Issuer or the Lender or its parent corporation for such increased cost or reduction.

          (b)	If the Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change therein after the date hereof, any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender or its parent corporation with any guideline or request issued after the date hereof regarding capital adequacy (whether nor not having the force of law of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's or the Lender's parent corporation's capital as a consequence of any Letters of Credit, Advances or the Lender's obligations hereunder to a level below that which the Lender or its parent corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and those of the Lender's parent corporation) by an amount deemed to the Lender, or its parent corporation to be material, then from time to time on demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or its parent corporation for such reduction.

          (c)	Certificates of the Lender sent to the Borrower from time to time claiming compensation under this Section, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Lender hereunder shall be conclusive absent manifest error. In determining such amounts, the Lender or its parent corporation may use any reasonable averaging and attribution methods.

    	Section II.7 Obligations Absolute. The obligations of the Borrower arising under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including (without limitation) the following circumstances:

          (a)	any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

          (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

          (d) any statment or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) payment by or on behalf of the Issuer or the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 2.8 Interest.

          (a) The principal of the Advances outstanding from time to time during any month shall bear interest (computed on the basis of actual days elapsed in a 360-day year) at the Floating Rate; provided, however, that from the first day of any month during which any Default or Default Event occurs or exists at any time, in the Lender's discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate; and provided, further, that in any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Interest accruing on the principal balance of the Advances outstanding from time to time shall be payable on the first day of the next succeeding month and on the Termination Date or prepayment in full.

          (b) If any Person shall acquire a participation in Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under Section 2.8(a) hereof, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (c) Notwithstanding the interest payable pursuant to Section 2.8(a) hereof, the Borrower shall be liable to the Lender for interest hereunder of not less than $15,000 per calendar month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.8(a) hereof on the date and in the manner provided in Section 2.8(a) hereof. Notwithstanding the foregoing, no Minimum Interest Charge shall be payable for any month in which all or any portion of the Clean Period shall occur.

          Section II.9 Voluntary Prepayment; Termination of Agreement by the Borrower; Permanent Reduction of the Commitment.

          (a) Except as otherwise provided herein, the Borrower may, in its discretion, prepay the Advances in whole at any time or from time to time in part. If the Advances are paid or prepaid, in whole or in part, from the proceeds of a refinancing with another party (other than the Lender) or from any source other than the cash flow from operations of the Borrower, then the Note shall, at the option of the Lender, be subject to mandatory prepayment in full and, at the option of the Lender, the Borrower shall pay to the LEnder for deposit in the Special Account all amounts required under Section 2.5 hereof. If the prepayment is made on or prior to May 17, 1997, a prepayment fee shall be payable to the Lender in an amount equal to one percent (1%) of the Commitment. If the prepayment is made after May 17,1997, a prepayment fee shall be payable to the Lender in an amount equal to one-half of one percent (1.2%) of the Commitment. The Borrower acknowledges that the prepayment fee is an integral part of the pricing of the Credit Facility and has been established in conjunction with the interest rate under the Note and the commission with respect to each Letter of Credit and that establishment of the prepayment fee in lieu of increasing the margin used to compute the interest rate under the Note or the commission with respect to each Letter of Credit. The Borrower hereby acknowledges that such prepayment fee is reasonable.

          (b)	The Borrower may terminate this Agreement at any time, so long as no Letter of Credit has been issued and is outstanding with an expiration date after such date, and, subject to payment and performance of all of the Obligations, may obtain any release or termination of the Security Interest to which the Borrower is otherwise entitled by law by
     (i) giving at least 30 days prior written notice to the Lender of the Borrower's intention to terminate this agreement, and (ii) paying the Lender a termination fee in an amount equal to one percent (1%) of the amount of the Commitment if the termination occurs on or prior to May 17, 1997, and (2) one-half of one percent (1/2%) of the amount of the Commitment if the termination occurs after May 17, 1997.

       		 (c)	The Borrower may at any time and from time to time, upon at
     least 30 days prior written notice to the Lender, permanently reduce in part the Commitment; provided, however, that no reduction shall reduce the Commitment to an amount less than the then aggregate amount of the
     Advances plus the L/C Amount; and provided further, that if the Borrower shall elect to permanently reduce in part the Commitment at any time other than the Termination Date, the Borrower shall pay to the Lender a premium in an amount equal to one percent (1%) of the reduction if such reduction occurs on or prior to May 17, 1997, and one-half of one percent
     (1/2%) of the reduction if such reduction occurs after May 17, 1997.

          Section II.10 Mandatory Prepayment. Without notice or demand, if either (a) the sum of the outstanding principal balance of the Advances plus the 50% of the L/C Amount shall at any time exceed the Borrowing Base, or (b) the sum of the outstanding principal balance of the Advances plus the L/C Amount shall at any time exceed the Commitment, then the Borrower shall (i) first, immediately prepay the Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. The Borrower shall also make a mandatory prepayment of the Advances (or make a payment to the Lender in immediately available funds for deposit in the Special Account) from time to time as required by Section 6.16 hereof. Any payment received by the Lender under this Section 2.10 or under Section 2.9 may be applied to the Obligation of Reimbursement or the Advances, including interest thereon and any fees, commissions, costs and expenses hereunder and under the Security Documents, in such order and in such amounts in its discretion may from time to time determine.

          Section II.11 Payment. All payments of principal of and interest on the Advances, the Obligation of Reimbursement, the commissions and fees hereunder and amounts required to be paid to the Lender for deposit in the Special Account shall be made to the Lender in immediately available funds. The Borrower hereby authorizes the Lender, in its discretion at any time or from time to time and without request by the Borrower, to make an Advance to the extent necessary to pay any such amounts and any fees, costs or expenses hereunder or under the Security Documents.

          Section II.12 Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

          Section II.13 Use of Proceeds. The proceeds of Advances and each Letter of Credit issued or caused to be issued shall be used by the Borrower for ordinary working capital purposes.

          Section II.14 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to any and all Advances made or repaid, interest accrued or paid under this Agreement, outstanding Letters of Credit and fees thereon and the Borrower's Obligation of Reimbursement. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. On demand by the Lender, the Borrower will admit and certify in writing the exact principal balance that the Borrower then asserts to be outstanding to the Lender for Advances under this Agreement and the amount of any Letters of Credit outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless specific written notice of exception is given to the Lender by the Borrower within 30 days after its receipt by the Borrower.

          Section II.15 Setoff. The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any indebtedness owed to the Lender by the Borrower (for Advances, the Obligation of Reimbursement or the amounts required to be paid to the Lender for deposit in the Special Account or for any other transaction or event), whether or not due. In addition, each other person holding a participating interest in any Advances made to the Borrower by the Lender shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

          Section II.16  Fees.

                 (a)	The Borrower hereby agrees to pay the Lender a fully
          earned and non-refundable origination fee of $55,000, $20,000 of which has been previously paid and with respect to which the Lender hereby acknowledges receipt, $10,000 of which is due and payable upon the execution of this Agreement, and $25,000 of which shall be due and payable on the earlier of (i) April 1, 1997, or (ii) voluntary or mandatory prepayment of the Advances, in whole or in part, or termination of this Agreement, or reduction of the Commitment, in whole or in part, all pursuant to Sections 2.9 or

          2.10 hereof, or (iii) the Lender's receipt of the Borrower's annual audited financial statements for the fiscal year ending December 31, 1996 indicating that the Borrowers' Net Income for such fiscal year is less than $750,000. If none of the events described in clauses
          (i) or (ii) has occurred by March 31, 1997, and if the Borrowers' Net Income for the fiscal year ended on or about December 31, 1996 is at least $750,000, according to the Borrower's audited financial statements for such fiscal year, then the Borrower shall not be required to make such final $25,000 payment.

                 (b)	The Borrower agrees to pay to the Lender a commitment fee
          at the rate of one-eighth of one percent (1/8%) per month on the average daily unused portion of the Commitment from the date hereof to and including the Termination Date, due and payable quarterly in arrears on the first day of each fiscal quarter of the Borrower, commencing July 1, 1996, provided that any such commitment fee remaining unpaid on the prepayment (whether voluntary or mandatory and whether in whole or in part) of the Advances or termination of the Credit Facility or acceleration of the Note by the Lender pursuant to Section 2.8 hereof shall be due and payable on the date of such termination or acceleration. Such fee shall be calculated on the basis of actual days elapsed in a 360-day year.

                	(c)	The Borrower agrees to pay the Lender a commission with
          respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2%) of the available amount of such Letter of Credit (as it may be changed from time to time) from and including the date of issuance of such Letter of
          Credit until such date as such Letter of Credit shall terminate by its terms, payable monthly in arrears, and prorated for any part of a full calendar year in which such Letter of Credit remains outstanding.  The foregoing commission shall be in addition to any and all fees and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                	(d)	The Borrower agrees to pay the Lender, on written demand,
          the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit.

                 (e)	The Borrower hereby agrees to pay the Lender, on demand,
          the Lender's then current audit fees (which fees are currently $400 per day per auditor) in connection with any audits or inspections by the Lender of any collateral or the operations or business of the Borrower, together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. So long as no Default or Event of Default has occurred, the Borrower's obligation to pay the Lender for the Lender's internal collateral monitoring costs shall be limited to $9,000 per calendar year. Following the occurence of a Default or an Event of Default, the obligation of the Borrower to pay the Lender for such costs shall be unlimited.
          The frequency and number of audits (either before or after the occurrence of a Default or an Event of Default) shall be determined by the Lender in its sole discretion.

                                  	ARTICLE III

                               	Security Interest

       Section III.1 Grant of Security Interest. The Borrower hereby assigns and grants to the Lender a security interest (collectively referred to as the "Security Interests") in the Collateral, as security for the payment and performance of each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, the Obligation of Reimbursement and all indebtedness of the Borrower arising under this Agreement, the Note, any L/C Application completed by the Borrower or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into; all such debts, liabilities and obligations are herein collectively referred to as the "Obligations").

       Section III.2 Notification of Account Debtors and Other Obligors. In addition to the rights of the Lender under Section 6.10 hereof, with respect to any and all rights to payment constituting Collateral the Lender may at any time (after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lendor so requests. At any time the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as agent and attorney in fact of the Borrower, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

       Section III.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether before or after the occurrence of any Event of Default, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

       Section III.4  Occupancy.

              (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time after the occurrence and during the continuance of an Event of Default.

            		(b)  The Lender may use the Premises only to hold, process,
       manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the
       Lender may in good faith deem to be related or incidental purposes.

            		(c)  The right of the Lender to hold the Premises shall cease and terminate upon the earlier of (1) payment in full and discharge of all Obligations, and (2) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

            		(d)	The Lender shall not be obligated to pay or account for any
       rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, in the event that the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.  In addition, the
       Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

       Section III.5 License. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default.

      	Section III.6 Security Interest in Special Account and Collateral Account. The Borrower hereby pledges, and grants to the Lender a security interest in, all funds held in the Special Account and in the Collateral Account from time to time and all proceeds thereof, as security for the payment of all present and future Obligations of Reimbursement and all other Obligations.

                                   ARTICLE IV

                              Conditions of Lending

       Section IV.1 Conditions Precedent to Making the Initial Advance or Issuing the Initial Letter of Credit. The obligation of the Lender to make the initial Advance or issuing or causing to be issued any Letter of Credit under the Credit Facility shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

               (a)	This Agreement, properly executed on behalf of the Borrower.

             		(b)	The Note, properly executed on behalf of the Borrower.

             		(c)	A true and correct copy of any and all leases pursuant to
    which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

             		(d)	A Collateral Account Agreement, duly executed by the
    Borrower and a financial institution acceptable to the Lender, pursuant to which the Borrower and the institution establish a depository account (the
    "Collateral Account") in the name of and under the sole and exclusive control of the Lender, from which such institution agrees to transfer finally collected funds to the Lender for application to the Advances.

             		(e)	The P.O. Box Agreement, duly executed by the Borrower and
    filed with the Postal Service, together with a key to the P.O. Box.

             		(f)	The Credit Card Agreements, duly executed by the parties
    thereto.

             		(g)	Current searches of appropriate filing offices showing that
    (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements have been filed and remain in effect against the Borrower, except those financing statements relating to liens permitted pursuant to Section 7.1 hereof and those financing statements filed by the Lender, and (iii) the Lender has duly filed all financing statements necessary to perfect the Security Interests granted hereunder, to the extent the Security Interests are capable of being perfected by filing.

             		(h)	A certificate of the Secretary or an Assistant Secretary
    of the Borrower, certifying as to (i) the resolutions of the directors and, if required, the shareholders of the Borrower, authorizing the execution, delivery and performance of this Agreement and the Security
    Documents, (ii) the articles of incorporation and bylaws of the Borrower, and (iii) the signatures of the officers or agents of the Borrower authorized to execute and deliver this Agreement, the Security Documents and other instruments, agreements and certificates, including Advance requests, on behalf of the Borrower.

               (i)	A current certificate issued by the Secretary of State of
     the state of the Borrower's incorporation, certifying that the Borrower is in compliance with all corporate organizational requirements of such state.

             		(j)	Evidence that the Borrower is duly licensed or qualified to
     transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

             		(k)	An opinion of counsel to the Borrower, addressed to the
     Lender.

             		(l)	Certificates of the insurance required hereunder, with all
     hazard insurance containing a lender's loss payable endorsement in favor of the Lender and with all liability insurance naming the Lender as an additional insured.

             		(m)	Validity Guaranties, properly executed by each of the
     Guarantors.

             		(n)	Subordination Agreements, duly executed by all of the
     existing holders of Subordinated Debt as of the date hereof, together with copies of the notes evidencing such Subordinated Debt, duly legended to reflect the subordination of such notes effected by the Subordination
     Agreements.

             		(o)	An opinion of counsel to each Guarantor, addressed to the
     Lender.

             		(p)	The Trademark Mortgage, duly executed by the parties
     thereto.

             		(q)	The Borrower shall have Excess Availability as of the date
     hereof of at least $500,000.

             		(r)	An appraisal of the equipment of the Borrower prepared by
     an appraiser acceptable to the Lender, which appraisal shall be in form and substance acceptable to the Lender, reflecting an orderly liquidation value of the equipment of the Borrower in an amount acceptable to the
     Lender, together with such documents as may be necessary to permit the
     Lender to rely upon such appraisal.

               (s)	An appraisal of the inventory of the Borrower prepared by
     an appraiser acceptable to the Lender, which appraisal shall be in form and substance acceptable to the Lender, reflecting an orderly liquidation value of the inventory of the Borrower in an amount acceptable to the Lender, together with such documents as may be necessary to permit the Lender to rely upon such appraisal.

             		(t)	Payment of the fees and commissions due through the date of
     the initial Advance or Letter of Credit under Section 2.16 hereof and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 9.7 hereof.

             		(u)	Such other documents as the Lender in its sole discretion
     may require.

     Section IV.2 Conditions Precedent to All Advances. The obligation of the Lender to make each Advance or cause to be issued any Letter of Credit shall be subject to the further conditions precedent that on such date:

               (a)	the representations and warranties contained in Article V
     hereof are correct on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

             		(b)	no event has occurred and is continuing, or would result
     from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                                   ARTICLE V

                         Representations and Warranties

       		The Borrower represents and warrants to the Lender as follows:

     Section V.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its corporate existence, the Borrower has done business solely under the names set forth in Exhibit B hereto. The chief executive office and principal place of business of the Borrower is located at the address set forth in Exhibit B hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Exhibit B hereto. The Borrower's tax identification number is correctly set forth in Section 9.4.

    	Section V.2 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower, (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign,or any third party except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof, (c) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Articles of Incorporation or Bylaws of the Borrower, (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (e) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interests) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section V.3 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

     Section V.4 Subsidiaries. Except as set forth in Exhibit B attached hereto, the Borrower has no Subsidiaries.

    	Section V.5 Financial Condition; No Adverse Change. The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for its fiscal year ended December 29, 1995 and unaudited financial statements of the Borrower for the months ended March 31, 1996, and those statements fairly present the financial condition of the Borrower on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

    	Section V.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

    	Section V.7 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

    	Section V.8 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section V.9 Titles and Liens. The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest balance sheet referred to in Section 5.5 hereof and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for (i) mortgages, security interests and liens permitted by Section
7.1 hereof, and (ii) in the case of any such property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower as presently conducted. No financing statement naming the Borrower as debtor is on file in any office except to perfect only security interests permitted by
Section 7.1 hereof.

     Section V.10 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

               (a)	Any accumulated funding deficiency within the meaning of
     ERISA; or

             		(b)	Any liability or knows of any fact or circumstances which
     could result in any liability to the Pension Benefit Guaranty
     Corporation, the Internal Revenue Service, the Department of Labor or any
     participant in connection with any Plan (other than accrued benefits which or which may become payable to participants or beneficiaries of any such Plan).

     Section V.11 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the financial condition, properties or operations of the Borrower.

    	Section V.12 Environmental Protection. The Borrower has obtained all permits, licenses and other authorizations which are required under federal, state and local laws and regulations relating to emissions, discharges, releases of pollutants, contaminants, hazardous or toxic materials, or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws") at the Borrower's facilities or in connection with the operation of its facilities. Except as previously disclosed to the Lender in writing, the Borrower and all activities of the Borrower at its facilities comply with all Environmental Laws and with all terms and conditions of any required permits, licenses and authorizations applicable to the Borrower with respect thereto. Except as previously disclosed to the Lender in writing, the Borrower is also in compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations schedules and timetables contained in Enviromental Laws or contained in any plan, order, decree, judgment or notice of which the Borrower is aware. Except as previously disclosed to the Lender in writing, the

Borrower is not aware of, nor has the Borrower received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance with, or which may give rise to any liability under, any Environmental Laws.

     Section V.13 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section V.14 Financing Statements. The Borrower has provided to the Lender signed financing statement sufficient when filed to perfect the Security Interests and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

    	Section V.15 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

    	Section V.16 Trademarks and Patents. Except as set forth on Exhibit G attached hereto, the Borrower does not own any interest in any copyrights, patents or trademarks that are registered under either federal or state law.

    	Section V.17 Vehicles. Except as set forth on Exhibit H attached hereto, the Borrower does not own any interest in any certificated vehicles or certificated piece of equipment.

                                   ARTICLE VI

                     Affirmative Covenants of the Borrower

    	So long as the Note shall remain unpaid, the Credit Facility or any Letter of Credit shall be outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

    	Section VI.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

           (a)	as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, audited financial statements of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the balance sheet of the Borrower as at the end of such fiscal year and the related statements of income, retained earnings and cash flows of the Borrower for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices applied in the financial statements referred to in Section 5.5 hereof, together with (i) copies of any management letters delivered by the accounting firm in connection with such audited statements, and (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.15 and Section 7.10 hereof; and (iii) a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the annual financial statements referred to in Section 5.5 hereof and whether or not such officer has knowledge of the occurence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

           (b)	as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with generally accepted accounting principles applied on a consistent basis with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit D hereto stating (i) that such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in Section 5.5 hereof, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.12 through 6.15 and
     Section 7.10 hereof;

           (c)	by 11:00 a.m. (Minneapolis time) on each Monday, a report of sales and collections for the previous week and such other documents regarding the Borrower's accounts receivable and inventory as the Lender may request on forms provided by the Lender;

           (d)	by 11:00 a.m. (Minneapolis time) on each Monday and Thursday, an inventory report indicating the Borrower's inventory as of the close of business on the previous day, on forms provided by the Lender;

         		(e)	within 15 days after the end of each month, an aging of the
     Borrower's accounts payable, an inventory certification report and a summary report of Eligible E-Z Pay Plan Accounts and ineligible E-Z Pay
     Plan Accounts as at the end of such month;

         		(f)	at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the good faith projections of the Borrower and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the
     Lender may in its discretion require;

         		(g)	immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in
     Section 5.6 hereof or which seek a monetary recovery against the
     Borrower in excess of $50,000;

         		(h)	as promptly as practicable (but in any event not later than
     five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any
     Security Document or any event which constitutes a Default or Event of
     Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

         		(i)	as soon as possible and in any event within 30 days after the
     Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the chief financial officer of the Borrower setting forth details as to such Reportable
     Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

         		(j)	as soon as possible, and in any event within 10 days after the
     Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the chief financial officer of the Borrower setting forth details as to such failure and the action which the
     Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the
     Pension Benefit Guaranty Corporation;

           (k)	promptly upon knowledge thereof, notice of (i) any disputes or claims by customers of the Borrower; (ii) any goods returned to or recovered by the Borrower; and (iii) any change in the persons constituting the officers and directors of the Borrower;

         		(l)	promptly upon knowledge thereof, notice of any loss of or
     material damage to any Collateral or other collateral covered by the
     Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

         		(m)	promptly upon their distribution, copies of all financial
     statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

         		(n)	promptly after the sending or filing thereof, copies of all
     regular and periodic financial reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

         		(o)	promptly upon knowledge thereof, notice of the violation by the
     Borrower of any law, rule or regulation, the non-compliance with which could materially and adversely affect its business or its financial condition; and

         		(p)	from time to time, with reasonable promptness, any and all
     receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

    	Section VI.2 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with generally accepted accounting principles consistently applied and, upon request of the Lender, will permit any officer, employee, attorney or account for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the affairs of the Borrower with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower any time during ordinary business hours.

     Section VI.3 Account Verification. The Lender may, and Borrower will, at any time and from time to time upon request of the Lender, send requests for verification of accounts or notices of assignment to account debtors and other obligors.

     Section VI.4 Compliance with Laws; Environmental Indemnity. The Borrower will (a) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition, (b) comply with all applicable Environmental Laws and obtain any permits, licenses or similar approvals required by any such Environmental Laws, and (c) use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law or ordinance. The Borrower will indemnify, defend and hold the Lender harmless from and against any claims, loss or damage to which the Lender may be subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by the Borrower or on property owned, leased or controlled by the Borrower. This indemnification agreement shall survive the termination of this Agreement and payment of the indebtedness hereunder.

    	Section VI.5 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interests, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid might become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

    	Section VI.6  Maintenance of Properties.

           (a)	The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgement of the Lender, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

           (b)	The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

         		(c)	The Borrower will keep all Collateral and other collateral
     covered by the Security Documents free and clear of all security interests, liens and encumbrances except the Security Interests and other security interests permitted by Section 7.1 hereof.

    	Section VI.7 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the benefit of the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section VI.8 Preservation of Corporate Existence. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

    	Section VI.9 Delivery of Instruments, etc. Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

    	Section VI.10  P.O. Box; Collateral Account.

           (a)	The Borrower will irrevocably direct all present and future
     Account debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the P.O. Box. All of the Borrower's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the P.O. Box and shall include the P.O. Box address.

           (b)	The Borrower agrees to instruct all present and future Third
     Party Credit Card Processors to deposit all funds payable to the Borrower under all present and future agreements between the Borrower and each such Third Party Credit Card Processors directly into the Collateral Account. The Borrower agrees to deposit in the Collateral Account or, at the Lender's option, to deliver to the Lender all collections on Accounts, contract rights, chattel paper and other rights to payment constituting Collateral, and all proceeds of Collateral which are received in the P.O. Box, and/or which the Borrower may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the P.O. Box, immediately upon receipt thereof, in the form received, except for the Borrower's endorsement when deemed necessary. Until delivered to the Lender or deposited in the Collateral Account, all proceeds or collections of Collateral shall be held in trust by the Borrower for and as the property of the Lender and shall not be commingled with any funds or property of the Borrower. Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations. All such collections shall constitute proceeds of Collateral and shall not constitute payment of any Obligation. Collected funds from the Collateral Account shall be transferred to the Lender's general account, and the Lender may deposit in its general account or in the Collateral Account any and all collections received by it directly from the Borrower. The Lender may commingle such funds with other property of the Lender or any other person. The Lender from time to time at its discretion may, (i) after allowing 0 Banking Days for funds received in the Collateral Account via ACH or wire transfer and on or before 12:30 p.m. (Minneapolis time), (ii) 1 Banking Day for funds received in the Collateral Account via ACH or wire transfer after 12:30 p.m. (Minneapolis time) and (iii) after allowing 2 Banking Days, for funds received in the Collateral Account in any manner other than ACH or wire transfer, apply such funds to the payment of any and all Obligations, in any order or manner of application satisfactory to the Lender. All items delivered to the Lender of deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank the Lender at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

    	Section VI.11 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7 and 6.10 hereof, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Floating Rate. To facilitate the performance or observance by the Lender of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the delegate of the Lender, acting alone, as the attorney in fact of the Borrower (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.11.

     Section VI.12 Net Income. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation) a fiscal year-to-date Net Income of at least the following, calculated as of the last day of the following fiscal months:

               			 Dates			           Year to Date Income
                   -----              -------------------
                			May 1996			        ($525,000)
                			June 1996 		 	     ( 775,000)
                			July 1996 		 	     ( 735,000)
                			August 1996	 	     ( 640,000)
                			September 1996		   ( 370,000)
                			October 1996			    ( 250,000)
                			November 1996		      400,000
                			December 1996		      600,000
                			January 1997			    ( 100,000)
                			February 1997   		 ( 100,000)
                			March 1997			      ( 100,000)
                			April 1997   		   	( 310,000)
                			May 1997			        ( 325,000)
                			June 1997			       ( 630,000)
                			July 1997   			    ( 535,000)
                			August 1997	   		  ( 340,000)
                			September 1997	   	( 100,000)
                			October 1997			    (  50,000)
                			November 1997		      400,000
                			December 1997		      800,000
                			January 1998			    ( 100,000)
                			February 1998		    ( 100,000)
                			March 1998			      ( 100,000)
                			April 1998			      ( 300,000)

     Section VI.13 Book Net Worth plus Subordinated Debt. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation) a Book Net Worth plus Subordinated Debt of at least the following, calculated as of the last day of the following fiscal months:

                   Dates		            Book Net Worth plus
					              -----              Subordinated Debt
                                      -------------------
                			May 1996		         $4,435,000
                			June 1996         		4,185,000
                			July 1996		         4,225,000
                			August 1996	       	4,320,000
                			September 1996     	4,590,000
                			October 1996		      4,710,000
                			November 1996	      5,360,000
                			December 1996	      5,560,000
                			January 1997		      5,460,000

                   Dates              Book Net Worth plus
                   -----              Subordinated Debt
                                      -------------------
                			February 1997	     5,460,000
                			March 1997		       5,460,000
                			April 1997		       5,250,000
                			May 1997		         5,235,000
                			June 1997		        4,930,000
                			July 1997		        5,025,000
                			August 1997		      5,220,000
                			September 1997	    5,460,000
                			October 1997		     5,510,000
                			November 1997	     5,960,000
                			December 1997	     6,360,000
                			January 1998		     6,260,000
                			February 1998	     6,260,000
                			March 1998		       6,260,000
                			April 1998	       	6,060,000

     Section VI.14 Leverage Ratio. The Borrower shall at all times maintain (exclusive of any Subsidiaries or Affiliates unless the Lender specifically consents in writing to their inclusion in such calculation) a Leverage Ratio of no greater than the following, calculated as of the last day of the following fiscal months:

			                Dates			           Leverage Ratio
                   -----              --------------
                			May 1996	         	3.95 to 1.0
               	 		June 1996		        4.85 to 1.0
                			July 1996		        5.80 to 1.0
                			August 1996		      5.90 to 1.0
                			September 1996	    5.55 to 1.0
                			October 1996		     5.80 to 1.0
                			November 1996	     4.65 to 1.0
                			December 1996	     3.50 to 1.0
                			January 1997		     3.30 to 1.0
                			February 1997	     3.30 to 1.0
                 		March 1997		       3.30 to 1.0
                			April 1997		       3.35 to 1.0
                			May 1997		         3.50 to 1.0
                			June 1997		        4.30 to 1.0
                			July 1997		        5.15 to 1.0
                			August 1997		      5.20 to 1.0
                			September 1997	    5.25 to 1.0
                			October 1997		     5.35 to 1.0
                			November 1997     	4.65 to 1.0
                			December 1997	     3.50 to 1.0
                			January 1998		     3.20 to 1.0
                			February 1998     	3.20 to 1.0
                			March 1998		       3.20 to 1.0
                			April 1998		       3.30 to 1.0

     Section VI.15 Clean Period. The Borrower shall make a mandatory prepayment of the Advances (or make a payment to the Lender in immediately available funds for deposit in the Special Account) to the extent necessary to reduce the outstanding principal balance of the Advances plus the L/C Amount to an amount equal to or less than the sum of $2,000,000 plus 80% of Eligible E-Z Pay Plan Accounts for a period of at least 30 consecutive days ("Clean Period") during each four-month period beginning on December 1 and ending on March 31 which occurs while the Credit Facility is outstanding.

     Section VI.16 Subordinated Debt. The Borrower shall at all times have at least $3,413,000 of Subordinated Debt.

    	Section VI.17 Equipment Appraisals. In the event the Lender determines to waive the condition precedent set forth in Section 4.01(s) of this Agreement regarding delivery of an equipment appraisal prior to closing, the Borrower shall, from time to time at the request of the Lender, deliver equipment appraisals to the Lender prepared by an appraiser acceptable to the Lender reflecting an orderly liquidation value of the Equipment in an amount acceptable to the Lender, together with such documents as may be necessary to permit the Lender to rely thereon.

    	Section VI.18 Inventory Appraisal. The Borrower shall, from time to time at the Lender's request, deliver inventory appraisal to the Lender prepared by an appraiser acceptable to the Lender and in form and substance acceptable to the Lender reflecting an orderly liquidation value of the Inventory of the Borrower in an amount acceptable to the Lender, together with such documents as may be necessary to permit the Lender to rely thereon.


                                   ARTICLE VII

                                Negative Covenants

              So long as the Note shall remain unpaid, the Credit Facility shall be outstanding or any Letter of Credit shall be outstanding, the Borrower agrees that, without the prior written consent of the Lender:

     Section VII.1 Liens. The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing:

           (a)	mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in Exhibit C hereto, securing indebtedness for borrowed money permitted under Section 7.2 hereof;

         		(b)	the Security Interests; and

           (c)	purchase money security interests relating to the acquisition of machinery and equipment of the Borrower so long as the Borrower is in, and maintains, compliance with every other provision of this Agreement.

    	Section VII.2 Indebtedness. The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

           (a)	indebtedness arising hereunder;

         		(b)	indebtedness of the Borrower in existence on the date hereof and listed in Exhibit C hereto; and

         		(c)	indebtedness relating to liens permitted in accordance with
     Section 7.1(c) hereof.

    	Section VII.3 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

         		(a)	the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

         		(b)	guaranties, endorsements and other direct or contingent
     liabilities in connection with the obligations of other Persons in existence on the date hereof and listed in Exhibit C hereto.

    	Section VII.4  Investments and Subsidiaries.

         		(a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                 (i)	investments in direct obligations of the United States of
           America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard &
           Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                 (ii)	travel advances or loans to officers and employees of
           the Borrower not exceeding at any one time an aggregate of $50,000;
           and

           		    (iii)	advances in the form of progress payments, prepaid rent
           or security deposits.

           (b)	The Borrower will not create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Exhibit B hereto.

    	Section VII.5 Dividends. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly; provided, however, that if the Borrower is an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or shall become such an S Corporation with the Lender's consent under Section 7.16 hereof, and after first providing such supporting documentation as the Lender may request, the Borrower may pay dividends in an amount equal to the amount of state and federal income tax which would be due by each shareholder with respect to income deemed to be received by such shareholder from the Borrower as a result of the Borrower's status as an S Corporation at the highest marginal income tax rate for federal and state (for the state or states in which each shareholder is liable for income taxes with respect to such income) income tax purposes, after takiing into account any deduction for state income taxes in calculating the federal income tax liability.

     Section VII.6 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

    	Section VII.7 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

    	Section VII.8 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

    	Section VII.9 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section VII.10 Capital Expenditures. The Borrower will not expend or contract to expend Capital Expenditures more than $1,100,000 in the aggregate during the calendar year ending December 31, 1996, or more than $1,250,000 during any calendar year thereafter, or more than $250,000 in any one transaction.

    	Section VII.11 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by generally accepted accounting principles. The Borrower will not adopt, permit or consent to any change in its fiscal year.

    	Section VII.12 Discounts, etc. The Borrower will not, after notice from the Lender after the occurrence of a Default or an Event of Default, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower.

    	Section VII.13 Defined Benefit Pension Plans. The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10 hereof.

    	Section VII.14 Other Defaults. The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower.

    	Section VII.15 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interests. The Borrower will not change its name.

    	Section VII.16 Organizational Documents; S Corporation Status. The Borrower will not amend its certificate of incorporation, articles of incorporation or bylaws. The Borrower will not become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended, or, if the Borrower already is such an S Corporation, it shall not change or rescind its status as an S Corporation.

    	Section VII.17 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation the Borrower will not increase the salary, bonus, commissions, consultant fees or other compensation of any director, officer or consultant, or any member of their families, by more than 10% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment; provided, that, notwithstanding the foregoing, so long as no Default of Event of Default has occurred or would occur as a result of such payment, the Borrower may pay bonuses to directors or officers in any one year up to the following percentage of such director's or officer's salary:

              Director or Officer				           Bonus Percentage
              -------------------               ----------------
           			Gary Olen					                           43%
           			Greg Binkley				                        	30%
           			Chuck Lingen                        					28%
           			Bill Luth                           					28%
           			Larry Popps	                         				28%
           			Other Directors or Officers					         11%

     Section VII.18 P.O. Box. Following the occurrence of a Default or an Event of Default, and upon receipt of written notice from the Lender, the Borrower shall cease the removal of any and all letters from the P.O. Box. The Borrower shall not establish any post office box other than the P.O. Box. The Borrower shall not amend or modify the P.O. Box Agreement.

     Section VII.19 American Express and Discover Cards. Following the occurrence of a Default or an Event of Default, and upon receipt of written notice from the Lender, the Borrower shall cease accepting payments from its customers through American Express and through Discover cards and should only accept credit card payments through Mastercard and Visa pursuant to the Credit Card Agreement.

                                   ARTICLE VIII

                      Events of Default, Rights and Remedies

     Section VIII.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

          (a)	Default in the payment of any interest on or principal of the
     Note when it becomes due and payable; or

        		(b)	Failure to pay when due any amount specified in Section 2.4
     hereof relating to the Borrower's Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit
     Facility any amounts required to be paid for deposit in the Special
     Account under Section 2.5 or 2.10 hereof; or

        		(c)	Default in the payment of any fees, commissions, costs or
     expenses required to be paid by the Borrower under this Agreement; or

        		(d)	Default in the performance, or breach, of any covenant or
     agreement of the Borrower contained in this Agreement; or

        		(e)	The Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any
     receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the
     Borrower, as the case may be; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment, garnishment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower; or

           (f)	A petition shall be filed by or against the Borrower under the
     United States Bankruptcy Code naming the Borrower as debtor; or

        		 (g)	Any representation or warranty made by the Borrower in this
     Agreement, by any Guarantor in any guaranty delivered to the Lender or by the Borrower (or any of its officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective; or

        		 (h)	The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000 which is not paid in full by insurance and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

       		  (i)	A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease; or

        		 (j)	Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate
     United States District Court to administer any Plan; or the Pension
     Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the
     Borrower shall have filed for a distress termination of any Plan under
     Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section
     412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the assets of the Borrower in favor of the Plan; or

           (k)	An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note; or

          	(l)	The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the prior written consent of the Lender; or

         		(m)	The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

         		(n)	Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder; or

         		(o)	Any Guarantor shall repudiate, purport to revoke or fail to
    perform any such Guarantor's obligations under such Guarantor's guaranty in favor of the Lender; or

         		(p)	Any Guarantor shall reject or attempt to reject such
    Guarantor's Guaranty, and the Borrower shall fail to provide a replacement guarantor (who signs a Guaranty in the same form as the Guaranty executed by such Guarantor) acceptable to the Lender in its sole discretion within thirty (30) days following the rejection or attempted rejection of such
    Guaranty; or

         		(q)	Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender;
    or

         		(r)	The Borrower shall become a subsidiary of any Person, or any
    Person shall acquire more than 50% of the issued and outstanding capital stock of the Borrower.

   	Section VIII.2 Rights and Remedies. Upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

           (a)	The Lender may, by notice to the Borrower, declare the Credit
     Facility to be terminated, whereupon the same shall forthwith terminate;

         		(b)	The Lender may, by notice to the Borrower, declare to be
     forthwith due and payable the entire unpaid principal amount of the Note then outstanding, all interest accrued and unpaid thereon, all amounts payable under this Agreement and any other Obligations, whereupon the
     Note, all such accrued interest and all such amounts and Obligations shall become and be forthwith due and payable, without
     presentment, notice of dishonor, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower;

           (c)	The Lender may, without notice to the Borrower and without
     further action, apply any and all money owing by the Lender to the Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the Advances, including interest accrued thereon, and of all other sums then owing by the Borrower hereunder, including, without limitation, the Obligation of Reimbursement;

           (d)	The Lender may make demand upon the Borrower and, forthwith
     upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Sections
     2.10 and 3.6 hereof an amount equal to the maximum aggregate amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

         		(e)  The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right t take possession of
     Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

           (f)	the Lender may exercise and enforce its rights and remedies
     under the Loan Documents; and

         		(g)	the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 8.1(f) hereof, the entire unpaid principal amount of the Note and the Obligation of Reimbursement (whether contingent or funded), all interest accrued and unpaid thereon, all other amounts payable under this Agreement and any other Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section VIII.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days prior to the date of intended disposition or other action.

                                   ARTICLE IX

                                 Miscellaneous

     Section IX.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section IX.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section IX.3 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed to the party to whom notice is being given at its address as set forth below and, if telecopied, transmitted to that party at its telecopier number set forth below:


     If to the Borrower:

           The Sportsman's Guide, Inc.
          	411 Farwell Avenue South
         		South St. Paul, MN  55075
         		Telecopier: (612) 450-6130
         		Attention:  David Kolkind

    	with a copy to:

         		Robert J. Gronek
         		Chernesky, Heyman & Kress
         		1100 Courthouse Plaza S.W.
         		P.O. 3808
         		Dayton Ohio, 45401
         		Telecopier:  (513) 449-2834

     If to the Lender:

         		Norwest Business Credit, Inc.
         		Norwest Center
         		Sixth Street and Marquette Avenue
         		Minneapolis, MN  55479-0239
         		Telecopier: (612) 341-2472
         		Attention:  Warren G. Lindman

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or
(d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II hereof shall not be effective until received by the Lender.

     Section IX.4 Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

     Name and address of the Debtor:

           The Sportsman's Guide, Inc.
           411 Farwell Avenue South
           South Saint Paul, MN 55075
           Federal Tax Identification No.:  41-1293081

     If to the Lender:

           Norwest Business Credit, Inc.
           Norwest Center
           Sixth Street and Marquette Avenue
           Minneapolis, MN 55479-0239

     Section IX.5 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interests or the rights of the Lender under this Agreement (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency, or enforceability of this Agreement and the Security Interests, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section IX.6 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section IX.7 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interests.

     Section IX.8 Indemnity. In addition to the payment of expenses pursuant to Section 9.7 hereof and the environmental indemnity pursuant to Section 6.4 hereof, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees and agents of the foregoing (the "Indemnitees"), from and against (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances or issuance of any Letter of Credit, and (ii) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against such Indemnitee, in any manner relating to or arising out of or in connection with the making of the Advances, the issuance of any Letter of Credit, this Agreement and all other Loan Documents or the use or intended use of the proceeds of the Advances or any Letter of Credit (the "Indemnified Liabilities"). If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon request of such Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole cost and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the

Indemnified Liabilities which is permissible under applicable law. The obligation of the Borrower under this Section 9.8 shall survive the termination of this Agreement and the discharge of the Borrower's other Obligations.

     Section IX.9 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the participants, successors or assigns of the Lender.

     Section IX.10 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

     Section IX.11 Binding Effect; Assignment; Complete Agreement; Sharing of Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof. Without limitation of the Lender's right to share information regarding the Borrower and its Affiliates with Lender's participants, accountants, lawyers and other advisors (collectively, the "Consultants"), the Lender may share at any time with Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation (collectively, "Norwest"), any and all information the Lender may have in its possession regarding the Borrower and its Affiliates; provided, that the Lender, the Consultants and Norwest shall keep confidential all information which is nonpublic or confidential or proprietary in nature, disclosed or furnished to the Lender by the Borrower pursuant to this Agreement or otherwise (whether disclosed or furnished before or after the date hereof), and shall not, without the prior written consent of the Borrower, disclose in any manner whatsoever, in whole or in part, any of such information to any other Person, except that the Lender, the Consultants and/or Norwest shall be permitted to disclose any of such information (i) to any regulatory agency having jurisdiction over the Lender, the Consultants and/or Norwest in connection with such agency's regulatory function, (ii) otherwise as required by law or court order or in connection with any investigation, action or proceeding arising out of the transactions contemplated by this Agreement, (iii) to any prospective assignee, transferee or participant provided that, prior to such disclosure, such assignee, transferee or participant enters into a confidentiality agreement with the Borrower the terms of which are no less restrictive than this Section 9.11, and (iv) to the extent necessary to allow the Lender to exercise its powers, rights and remedies and perform its duties hereunder and under the Loan Documents.

     Section IX.12 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. The parties waive any right to trial by jury in any action or proceeding based on or pertaining to this Agreement.

     Section IX.13 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section IX.14 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

       		  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                       							THE SPORTSMAN'S GUIDE, INC.


                                       							By /s/ Charles Lingen
                                                --------------------------
                                     							   Its Secretary
                                                  _________________________


                                       							NORWEST BUSINESS CREDIT, INC.


                                       							By /s/ Warren Lindman
                                                ____________________________
                                     							   Its AVP
                                                    _________________________

                 	Exhibit A to Credit and Security Agreement


                              	REVOLVING NOTE


$10,000,000.00	                                      Minneapolis, Minnesota
                                                              	May 17, 1996


For value received, the undersigned, The Sportsman's Guide, Inc., a Minnesota corporation (the "Borrower"), hereby promises to pay on May 17, 1998 to the order of Norwest Business Credit, Inc., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Ten Million and 00/100 Dollars ($10,000,000.00) or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower prusuant to that certain Credit and Security Agreement (the "Credit Agreement") of even date herewith by and between the Lender and the Borrower, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit Agreement. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

This Note is issued pursuant, and is subject to, the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Note referred to in the Credit Agreement.

This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

     THE SPORTSMAN'S GUIDE, INC.


    	By: ___________________________________
       		Its: ______________________________

                 	Exhibit B to Credit and Security Agreement


                                    	Names

                          	The Sportsman's Guide, Inc.

                               	The Olen Company

                           	The Fun to Read Catalog


              	Chief Executive Office/Principal Place of Business

                          	411 Farwell Avenue South
                         	South St. Paul, MN  55075


                   	Other Inventory and Equipment Locations

                                    	None


                                	Subsidiaries

                                    	None





                                       B-1

                  	Exhibit C to Credit and Security Agreement


                 	Permitted Liens, Indebtedness and Guaranties


                                   	Liens

See attached pages C-2 through C-5 for a listing of existing liens.

Items #1, 2, 4, 6, 7, 16 and 17 - Bank One Dayton, N.A. will be released upon the closing of the Norwest Loan.



                              	Indebtedness

             Crown Credit	                   $    43,215.00
    	        Housing and Redevelopment
   	         Authority of South St. Paul, MN  	  220,000.00
    	        Subordinated Debt Described
   	         on Exhibit F	                    	3,413,428.26


                                 	Guaranties



                                     None

                 	Exhibit D to Credit and Security Agreement


                          	Compliance Certificate


In accordance with our Credit and Security Agreement dated as of May 17, 1996 (the "Credit Agreement"), attached are the financial statements of The Sportsman's Guide, Inc. (the "Borrower") as of and for the month and year-to-date period ended _________________, 199__ (the "Current Financials").

I certify that the Current Financials have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the accounting practices reflected in the financial statements referred to in
Section 5.5 of the Credit Agreement, subject to year-end audit adjustments.

Defaults and Events of Default  (check one)

     ___ I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to you and remedied.

     ___    	Attached is a detailed description of all Defaults and Events of
             Default of which I have knowledge and which have not previously been reported to you and remedied.


For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in Sections 6.12 through _____ and
7.10 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:


 	Covenant		                     Actual	                  Requirement
  --------                       ------                   -----------
 	6.12)	Net Income	              $___________	            $_________________

 	6.13)	Book Net Worth plus
	      	Subordinated Debt	       $___________	            $_________________

 	6.14)	Leverage Ratio	          ____ to ____	            _____ to _____

 	7.10)	Capital Expenditures

      		Aggregate fiscal
		      year-to-date
      		expenditures	            $__________	             Maximum $________






                                      D-1


      		Any individual
      		expenditures in
      		excess of maximum
      		permitted?	              $__________	             Maximum $250,000

                               				________________________________________
                               				_________________ of
                               				The Sportsman's Guide, Inc.

                  	Exhibit E to Credit and Security Agreement


                                  	Premises


The Premises referred to in the Credit and Security Agreement are located in Dakota County and are legally described as follows:

     That part of the NE 1/4 of Sec. 27, Twn. 28 N., R22 W, described as follows: Commencing at the SE corner of said NE 1/4; thence S 89 degrees, 26 minutes, 30 seconds W, along the S line of said NE 1/4, 50 feet to the W right of way line of the Chicago & North Western Railway; thence N 0 degrees, 00 minutes E, along said right of way line 177.43 feet to the point of beginning of the property to be described; thence S 63 degrees, 25 minutes W, 356.37 feet; thence
     N 26 degrees, 35 minutes W, 490.08 feet, thence S 63 degrees, 25 minutes W. 387.0 feet to the NEly right of way line of the Stockyards Road (a public road with a right of way 25 feet on each side of the centerline); thence N 26 degrees, 35 minutes West, along said right of way line 549.31 feet to the SEly right of way line of Armour Avenue (a private road 66 feet wide); thence N 63 degrees, 25 minutes East, along said right of way line 983.32 feet to the Westerly right of way line of the Chicago and North Western Railway; thence S 26 degrees, 31 minutes E along said right of way line 345.57 feet; thence Southerly along said right of way line on a tangent curve concave to the W, central angle 22 degrees, 46 minutes, 55 seconds, radius of 933.4 feet, arc distance 371.14 feet to a point 50 feet W of the E line of said NE 1/4; thence S 0 degrees, 00 minutes W, along said right of way line
     372.12 feet to the point of beginning, containing 771,338 square feet or 17.707 acres, more or less.

                 	Exhibit F to Credit and Security Agreement


                   	Existing Holders of Subordinated Debt

Vince Shiel, trustee
 under an Amended Agreement of Trust dated 1/18/89              $  752,740.00
Fred Kroger                                                        723,333.50
Ruth Conway                                                        300,000.00
Helen Shiel, trustee
 under an Amended Agreement of Trust dated 1/23/89                 233,333.50
Thomas Smith, trustee
 under the Vincent W. Shiel Grantor Trust dated 9/1/92
Len Paletz                                                         180,094.76
Ralph Heyman, trustee
 under the Helen M. Shiel Retained Income Trust dated 1/23/89      175,000.00
Ralph Heyman, trustee
 under the Cap Toy Grantor Retained Income Trust dated 9/1/92      125,000.00
S. Andrew Shiel                                                    100,000.00
John Flege, Jr.                                                    100,000.00
V.P. Serodino                                                      100,000.00
Ruth J. Conway                                                      78,400.00
Frederic Mayerson                                                   78,334.00
Richard Steiner                                                     55,833.00
Philip Steiner                                                      55,833.00
Mark Kroger                                                         31,666.50
Ruth J. Conway                                                      25,000.00
Ralph Heyman, trustee
 under the Shiel Grantor Trust #3 dated 12/1/92
  f/b/o William Buford III                                          20,000.00
Ralph Heyman, trustee
 of the Helen M. Shiel Grandchildren's Trust dated 4/8/88
  f/b/o Hunter G. Patterson                                         20,000.00
Ralph Heyman, trustee
 under the Shiel Grantor Trust #3 dated 12/1/92
  f/b/o Deryl L. Patterson                                          20,000.00
Ralph Heyman, trustee
 under the Vincent W. Shiel Grandchildren's Trust dated 4/8/88
  f/b/o Andrew V. Shiel                                             19,990.00
Ralph Heyman, trustee
 of the Helen M. Shiel Grandchildren's Trust dated 4/8/88
  f/b/o Austin D. Patterson                                         10,000.00
Ralph Heyman, trustee
 of the Helen M. Shiel Grandchildren's Trust dated 4/8/88
  f/b/o Sarah Patterson                                              7,270.00
Christopher Mills                                                    1,600.00

Total                                                           $3,413,428.26

                 	Exhibit G to Credit and Security Agreement


                      	Patents, Trademarks, Copyrights

THE SPORTSMAN'S GUIDE...        Trademark         Registration #1,436,014
The "FUN TO READ" CATALOG       Trademark         Registration #1,864,041

                 	Exhibit H to Credit and Security Agreement


                                 	Vehicles



                                   	None

















































                                       H-1